UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2013

ATHERSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio		44115-2634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 28, 2013, Athersys, Inc. (the “Company”) held a Special Meeting of Stockholders. The purpose of the special meeting was to consider a proposal to adjust the exercise price of 4,347,827 warrants issued in a March 2012 private placement from $2.07 per share to $1.01 per share. The warrants contained anti-dilution provisions that were triggered by the Company’s fourth quarter 2012 public offering, and stockholder approval of the adjustment was required pursuant to the terms of the warrants and applicable NASDAQ rules. The warrant exercise price adjustment was the only matter submitted to the Company’s stockholders for approval at the special meeting. Set forth below are the final voting results for the matter.

Proposal — To Adjust the Exercise Price of the Company’s March 2012 Warrants from $2.07 per share to $1.01 per share.

The Company’s stockholders approved the adjustment of the exercise price of the Company’s March 2012 warrants from $2.07 per share to $1.01 per share. The voting results were as follows:

For	Against	Abstain
13,946,568	12,466,616	5,051,291

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
Name:	Laura K. Campbell
Title:	Vice President of Finance

Date: February 28, 2013